As filed with the Securities and Exchange Commission on_________

Commission File No. 0-23502

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM SB-2/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VENDALUX CORPORATION

(Name of small business issuer in its charter)

Nevada 2899 33-0601505

(State of incorporation) (Primary Standard Industrial Classification Code Number) (Employer Identification No.)

1225 West Washington, Suite 213

Tempe, AZ 85281

Telephone: (602) 778-7505

(Address and telephone number of principal executive offices and principal place of business)

National Registered Agent, Inc.

9 East Lookerman St., Suite 1B

Dover, Delaware 19901

(302) 674-4089

(Name, address and telephone number of agent for service)

Copies to:

James N. Barber Esq.

Suite 100, Chase Tower

50 West Broadway

Salt Lake City, UT 84101

----------------------

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Dollar amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common stock $.001 par	3,073,800 shares	$0.00 per share	$0.00	$0.00

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. Our selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted. SUBJECT TO COMPLETION, DATED FEBRUARY 1, 2006

VENDALUX CORPORATION

3,073,800 Common Shares

The selling stockholder named in this prospectus are offering an aggregate of up to 3,073,800 shares of our common stock. We will not receive any of the proceeds from the sale of shares being sold by the selling stockholders. There is no market for our common shares and no assurance can be given that any such market will ever develop. The selling stockholders and any broker-dealer executing sell orders on behalf of the selling stockholders may be deemed to be "underwriters" within the meaning of the Securities Act of 1933. Commissions received by any broker-dealer may be deemed to be underwriting commissions under the Securities Act. We have agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act.

The selling stockholders and any broker-dealer executing sell orders on behalf of the selling stockholders may be deemed to be "underwriters" within the meaning of the Securities Act of 1933. Commissions received by any broker-dealer may be deemed to be underwriting commissions under the Securities Act. We have agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act.

An investment in these securities involves a high degree of risk. Please carefully review the section titled "Risk Factors" beginning on page 4.

THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is February 1, 2006

TABLE OF CONTENTS
SUMMARY
THE OFFERING
RISK FACTORS
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
WHERE YOU CAN FIND MORE INFORMATION
USE OF PROCEEDS
MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION
MANAGEMENT
EXECUTIVE COMPENSATION
STOCK OWNERSHIP
PRINCIPAL AND SELLING STOCKHOLDERS
PLAN OF DISTRIBUTION
DESCRIPTION OF SECURITIES
SHARES ELIGIBLE FOR FUTURE SALE
LEGAL MATTERS
EXPERTS
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE
FINANCIAL INFORMATION

SUMMARY

You should read the following summary together with the more detailed information contained elsewhere in this prospectus, including the section titled "Risk Factors," regarding us and the common stock being sold in this offering. Unless the context otherwise requires, "we," "our," "us" and similar phrases refer to Vendalux Corporation.

Our Business

We have not, since inception, nor are we presently conducting any active business operations of whatever kind or sort. Since inceptiON we have been seeking a business opportunity to either acquire, or with which to merge or engage in some form of business reorganization.

Our corporate office is located at 1225 West Washington,m Suite 213, Tempe, AZ 85281 and our telephone number is (602) 778-7505.

THE OFFERING

Common stock offered by the selling stockholders: 3,073,800 shares

Common stock outstanding........................... 3,073,800 shares

Use of proceeds We will receive none of the proceeds from the sale of the shares by the selling stockholders

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following material risks, together with the other information contained in this prospectus, before you decide to buy our common stock. If any of the following risks actually occur, you might well lose all or part of your investment.

The Shares are highly speculative and stockholders should carefully consider the following risk factors, which are illustrative of the risks pertaining to the Company, but which should not be construed as representing all of the possible risks to be considered:

1. Early Development Stage Company.

Though Vendalux was incorporated in 1992, more than twelve years, its activities to date have been limited to organizational matters, including the issuance of shares in four series of transactions, registering Vendalux under the Exchange Act and making periodic filings thereunder. The Company has had no revenues or business operations upon which stockholders may base an assessment of its potential. Vendalux is subject to all of the difficulties typically encountered by new enterprises. There is no assurance that the Company will succeed in implementing its business strategy or that it will generate revenues or profits. The Company is empowered to engage in any line of business in the discretion of management. (See "Business.")

2. No Working Capital.

Vendalux presently has no working capital and received only minimal proceeds from the sale of its shares which has long since been dissipated. It will, therefore, be dependent upon its officers, directors and major shareholders to provide funds to the Company in order to satisfy its reporting and other obligations as a public Company - and to commence, on a limited basis, the investigation of possible business opportunities. (See "Use of Proceeds" and Financial Statements).

3. Dependence on Key Personnel: No Full-time Employees: Potential Conflicts of Interest.

The Company has no employees. Its officers and directors are involved in other ventures and activities and will continue such activities in the future. If a specific business opportunity should become available, conflicts of interest may arise in the selection between the Company and the other ventures of the officers and directors. Since no policy has been formulated for the resolution of such potential conflicts, any conflicts which arise will be settled on a case-by-case basis, and there is no guarantee that such a conflict will not result in the Company's inability to participate in particular ventures. The Company will be heavily dependent on its officers and directors for the successful implementation of its business plans which will be to seek out acquisition candidates. Officers and directors are not required to devote any specified amount or percentage of its business time to the Company affairs, and to the extent that they spend time, it will he only a minimal amount seeking out acquisition candidates, performing necessary administrative paperwork and keeping Vendalux current in its filing obligations under the Exchange Act. Management anticipates that should an acceptable acquisition be completed, present management will resign and new management will assume control. Because of the limited amount of time management will be devoting to the operations of the Company, no assurance can be made that any successful acquisition will be negotiated. Officers and directors will be entitled to reimbursement for any out-of-pocket disbursements incurred on the Company's behalf in the investigation of potential business ventures. The Company may employ accountants, attorneys or other consultants or advisors as needed to investigate, negotiate and implement specific business opportunities, and intends that none of such positions will be filled by affiliates of Vendalux. The selection of any such advisors will be made by management without stockholder approval, and the individuals selected may not have a continuing fiduciary or other obligations to the Company. No contractual relationship exists between the Company and its officers and directors, and no key person life insurance has been or is intended to he obtained covering any such person. (See "Business" and "Management.")

4. Need for Additional Financing.

Vendalux is now, and will continue to be entirely dependent upon its officers, directors and major shareholders to fund its operations. The Company's sole officer and director and its other major stockholder have undertaken to make funds available to the Company to enable it to satisfy its reporting and other obligations as a public company and to commence the investigation of business opportunities. However, additional financing will be required to accomplish the Company objectives as set forth herein. There is no assurance that such financing will be available if needed or that it will be available on reasonable or affordable terms. No assurance can be given that the Company will attain sufficient funds to operate its limited business plan as intended.

5. No Defined Business Plan.

Any funds received by the Company in the future, through any revenue, will not be specifically allocated to any identified business purpose, but will be used generally for the purpose of investigating, identifying and participating in one or more business ventures. Specific ventures may be selected by management without notice or stockholder approval.

6. No Present Identification of Industry for Future Business Re-organization: No Contracts.

The Company has not entered into any commitments, understandings or contracts with any corporation, individual, firm, or business entity concerning any proposed business re-organization, and there is no guarantee that an appropriate entity will be located in the future.

The Company has not presently identified any specific business or industry which it intends to enter. Therefore, stockholders have no means of evaluating the business or industry in which the Company may eventually become involved. (See "Business" and "Use of Proceeds.")

7. Limited Experience of Management.

While Vendalux's officer and director and its other major stockholder have business experience, there is no guarantee that their experience will yield the skills and judgment necessary to operate business ventures in which the Company may choose to participate. The Company will be dependent upon the general abilities of its sole officer and directors, which may not be sufficient to make the business decisions required on behalf of the Company. (See "Management.") The Company has no policy regarding the use of consultants, however, if management, in its discretion, determines that it is in the best interests of the Company, management may seek consultants to review potential merger or acquisition candidates. The total amount of fees that may be paid to any consultant is not expected to exceed the amounts which the management and other primary stockholder will be willing to pay. Such fees may be paid by target companies. There are currently no contracts or agreements regarding consultancy fees between any consultant or any companies that are searching for a "public shell" company with which to merge. There have been no preliminary discussions or understandings between the Company and any market maker regarding the participation of any such market maker in the aftermarket for the Company's securities.

8. Lack of Investigative Resources: Limited Facilities: Continued Dependence on Loans From Officers. Directors and Stockholders.

The Company has no revenues and will be dependent upon the availability of funds from its major stockholders and its sole officer and director in order to function and to commence, even to a limited extent, its search for reorganization or acquisition prospects. The Company will thus have extremely limited ability to conduct its investigation of potential business opportunities. The Company's lack of full-time management and funds will make it impossible to conduct complete investigations of individual business opportunities before committing to any reverse merger or acquisition. Management's decisions may be made without detailed feasibility studies, independent analysis, market surveys and similar professional studies which, if sufficient funds were available, would be desirable. The Company will be particularly dependent upon the business instincts and judgment of Thomas Hofer and Jeff Holmes and their ability to evaluate management abilities of key individuals selected to provide full-time management of proposed new ventures. As indicated in the preceding risk factor, management's experience is limited. (See "Management.")

9. Lack of Diversification. In the event the Company obtains funds in the future, it is likely that the Company will be financially able to commit its funds to only one specific business opportunity. Such lack of diversification would mean that the failure of the business venture would have a disastrous effect on the Company. Whether the Company participates in one opportunity or more than one, the Company's business interests will be illiquid and may not be resalable under any circumstances.

10. Unforeseeable Risks Associated with Business Venture.

The Company may be dependent upon existing or new management of the business venture ultimately acquired, and may lack the control necessary to adjust the direction of the venture in the event such operating management fails to cope with business problems. Because the Company may participate in ventures with newly-organized firms or with firms which are attempting to expand through new products, markets or methods of distribution, Vendalux may face additional special risks associated with development stage operations or operating management lacking in specific experience pertinent to the venture involved. Regardless of the type of business venture with which the Company may become involved, it will be subject to all of the presently unpredictable risk factors in connection with start-up or early development stage ventures. (See "Business.")

11. Continued Control by Present Stockholders: Possible Change of Control.

The present stockholders of Vendalux own 3,073,800 Vendalux shares constituting 100% of the total shares outstanding. The Company's two major stockholders own 2,732,067 in approximately equal parts between them, constituting approximately 89% of the Company's outstanding shares. Since no cumulative voting rights exist, these two stockholders can elect all of the members of the Company's Board of Directors, and the other minority stockholders will not be able to elect any directors. At the Effective Date, Thomas Hofer and Jeff Holmes are in complete control of Vendalux. Control of the Company may change in the event of a business re-organization resulting in the issuance of additional common stock or other voting securities of the Company. Such change of control might result from the reduction of stock ownership of the present stockholders, and/or from the issuance of additional Shares in connection with a business re-organization. It is possible that the Company's limited financial resources will restrict its participation in business opportunities to those which require the issuance of substantial additional Shares. There is no foreseeable circumstance under which persons who are presently minority stockholders of Vendalux will ever have any substantial ability to effect the business affairs of Vendalux. (See "Description of Securities," "Business" and "Principal Stockholders.")

12. Corporate Action Possible Without Stockholder Vote.

Under certain circumstances, the two holders of approximately 89% of the outstanding shares of Vendalux common stock may authorize or take corporate action without the notice, approval, consent or vote of the stockholders, subject only to their obligation to timely notify the minority stockholders of the action taken. (See "Description of Securities".)

13. Possible Denial of Legal Protection. Disclosure to Investors Concerning Business Re-organization. A potential business venture may involve an acquisition of or merger with a corporation which does not need substantial additional capital but which desires to establish a public trading market for its securities. A corporation seeking the Company's participation in attempting to consolidate its operations through a merger, reorganization, asset acquisition or some other form of business combination may desire to do so in order to avoid what the corporation and its principals may deem to be the adverse consequences of undertaking an initial public offering (including factors such as time delays, significant expenses, loss of voting control and the inability or unwillingness to comply with various federal and state laws enacted for the protection of investors). Stockholders may be deprived of the protection of such laws, and should be aware that in general. any investment in a "blank check" or "blind pool" company may result in a less favorable investment than a direct investment in a company with a specific business. (See "Business.")

14. Non-Arm's Length Transactions.

The Company has engaged in transactions with its officers and directors which may be considered as not having occurred at arm's length, including the issuance of Shares. (See "Certain Transactions.")

15. No Dividends.

In view of the Company's financial status and contemplated financial requirements, the payment of dividends on the Shares in the foreseeable future is extremely unlikely.

16. Intense Competition.

As an inexperienced developmental entity, Vendalux will face inherent difficulties in entering an established field. Numerous other, larger firms, including public and private venture capital firms, will be in a better position to provide financing to subsidiaries and to offer incentives to management. The Company will encounter intense competition in locating or securing acquisition or business re-organization targets. (See "Business")

17. No Assurance of a Public Trading Market.

No trading market exists for the Company's securities and no assurance can be given that a public trading market in the Shares will develop or be sustained at any time in the future. The NASD has taken the position that the Vendalux shares which are presently outstanding cannot be traded or transferred without registration and no assurance that trading in can be the subject of trading activities. In the event that a market should develop, it is likely that the market would be limited to the over-the-counter market. Holders of the Company's securities who desire to sell may have difficulty in doing so. There is no guarantee that any broker-dealer firms will be interested in making a market in the Securities. (See "Description of Securities.")

18. Shares Available for Resale.

All Shares presently owned by and registered to Thomas Hofer and Jeff Holmes are either restricted securities or "control shares," that is: shares held by affiliates of Vendalux. As such, these 2,732,067 shares may only be sold in limited quantities into any market which may develop for Vendalux shares under other qualifying circumstances set forth in Rule 144 under the Securities Act of 1933, as amended (the "Act"). Rule 144 provides, in essence, that a number of Shares of Common Stock of the Company may be sold without registration, in unsolicited brokerage transactions, in reliance on the Rule during any three-month period, provided a holding period of at least one year has been satisfied. The shares registered to Hofer and Holmes were issued in 1999. The number of Shares salable under Rule 144 is equal to the greater of (a) 1% of the total number of shares outstanding; (b) the average weekly reported volume of trading in the Shares on all national exchanges (and/or through the automated quotation system of a registered securities association) during the preceding four calendar weeks; or (c) the average weekly trading volume in the Common Stock reported through the consolidated transaction reporting system during the preceding four calendar weeks. Rule 144 requires that an issuer of securities make available adequate current public information, and this requirement may be deemed met if the issuer satisfies the reporting requirements of Section 13 or 15(d) of the Securities and Exchange Act of 1934 (the "1934 Act") and of Rule 15c2-11 thereunder. After satisfaction of a two-year holding period, non-affiliates of the Company may sell restricted securities without regard to the quantity limitations and regardless of whether or not adequate public information is available. The sale of the Company's restricted securities may have a depressive effect upon the price of unrestricted Shares in any trading market that may develop, and may adversely affect the Company's ability to raise capital in the future. Stockholders should be aware that all of the Company's Shares which are presently issued and outstanding have been held for longer than the minimum period required under Rule 144. Accordingly, resales of the newly registered Shares may commence immediately after the Share Exchange.

19. Tax Matters.

No representations are made concerning the possible tax aspects of the either the rejection or the acceptance of the Rescission Offer or the Share Exchange Offer. Such considerations could include the minimal tax basis of shares purchased for nominal consideration. STOCKHOLDERS ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS CONCERNING THESE AND OTHER TAX CONSIDERATIONS AFFECTING THE SHARES.

20. Special Rules Affecting Broker-Dealer Sales of the Company's Securities.

Stockholders should be aware that the Company's securities may be subject to the sales practice requirements of Rule 15c2-6 under the Exchange Act imposing additional requirements on sales practices utilized by broker-dealers which may sell certain low-priced Securities within the definition of the phrase "Penny Stocks" found in those provisions, to persons other than established customers and "accredited investors". For transactions covered by this rule, special "suitability determinations" for the proposed purchaser must be made by the broker, and a written agreement to the transaction must be furnished by the purchaser to the broker prior to the sale. The rule may have the effect of hampering the ability of broker-dealers to sell the Securities and may also affect the ability of the Stockholders to sell their Shares in any secondary trading market, should such a secondary market should develop for Vendalux shares.

21. Reimbursement of Expenses of Officers and Directors.

The sole officer and director of Vendalux and its other majority stockholder will be entitled to reimbursement of their actual out-of-pocket expenses incurred in the investigation of possible corporate business opportunities on the Company's behalf, including, if applicable, travel expenses. No present estimates of the amount of such expenses can be made; therefore, Stockholders should be aware of the possibility that a significant and substantial debt could accrue to the Company's controlling person, which debt could eliminate any financial benefit to the Company which may be achieved in the future by an infusion of capital or otherwise.

22. Concentration of Ownership of Shares. Our officers, directors and principal stockholders control approximately _____% of our currently outstanding common stock. If these stockholders act together, they may be able to exert significant control over our management and affairs requiring stockholder approval, including approval of significant corporate transactions. This concentration of ownership may have the effect of delaying or preventing a change in control and might adversely affect the market price of our common stock. This concentration of ownership may not be in the best interests of all our stockholders. Provisions in our charter documents and under Delaware law could discourage a takeover that stockholders may consider favorable. Provisions of our certificate of incorporation, bylaws and provisions of applicable Delaware law may discourage, delay or prevent a merger or other change in control that a stockholder may consider favorable. These provisions could also discourage proxy contests, make it more difficult for stockholders to elect directors of their choosing and cause us to take other corporate actions that stockholders may consider unfavorable.

23. Lack of Dividends. We do not anticipate paying cash dividends for the foreseeable future, and therefore investors should not buy our stock if they wish to receive cash dividends. We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

24. Potential Sales of Control Shares. 88.88% of our outstanding shares are owned by Tom Hofer and Jeff Holmes. They have both held their shares for more than two years. Accordingly, a significant number of their shares will be eligible for sale and their sale or potential sale may depress the market price of our common stock. Some of their shares of common stock may be offered from time to time in the open market pursuant to Rule 144, and these sales may have a depressive effect on the market for our shares of common stock. In general, a person who has held restricted shares for a period of one year may, upon filing with the SEC a notification on Form 144, sell into the market common stock in an amount equal to the greater of 1% of the outstanding shares or the average weekly number of shares sold in the last four weeks prior to such sale. Such sales may be repeated once each three months, and any of the restricted shares may be sold by a non-affiliate after they have been held two years. Sales of a significant number of shares of our common stock in the public market could harm the market price of our common stock. This prospectus covers 3,073,800 issued and outstanding shares of our common stock, which represents approximately 100% of our currently outstanding shares of our common stock. None of our outstanding shares are presently eligible to trade. As additional shares of our common stock become available for resale in the public market pursuant to this offering, and otherwise, the supply of our common stock will increase, which could decrease its price.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Included in this prospectus are "forward-looking" statements, as well as historical information. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we can give no assurance that the expectations reflected in these forward-looking statements will prove to be correct. Our actual results could differ materially from those anticipated in forward-looking statements as a result of certain factors, including matters described in the section titled "Risk Factors." Forward-looking statements include those that use forward-looking terminology, such as the words "anticipate," "believe," "estimate," "expect," "intend," "may," "project," "plan," "will," "shall," "should," and similar expressions, including when used in the negative. Although we believe that the expectations reflected in these forward-looking statements are reasonable and achievable, these statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements. Important factors that could cause our actual results, performance or achievements to differ from these forward-looking statements include the factors described in the "Risk Factors" section and elsewhere in this prospectus. All forward-looking statements attributable to us are expressly qualified in their entirety by these and other factors. We undertake no obligation to update or revise these forward-looking statements, whether to reflect events or circumstances after the date initially filed or published, to reflect the occurrence of unanticipated events or otherwise.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the U.S. Securities and Exchange Commission, or the SEC, on Form SB-2 to register the shares of our common stock being offered by this prospectus. In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file at the SEC's public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information regarding the public reference facilities. The SEC maintains a website, http://www.sec.gov, that contains reports, proxy statements and information statements and other information regarding registrants that file electronically with the SEC, including us. Our SEC filings are also available to the public from commercial document retrieval services. You may also request a copy of our filings at no cost by writing or telephoning us at: Vendalux Corporation using the address or telephone number reported in this prospectus.

USE OF PROCEEDS

The selling stockholders will receive all of the proceeds from the sale of the shares offered for sale by them under this prospectus. We will receive none of the proceeds from the sale of the shares by the selling stockholders. Our principal stockholders will bear all expenses incident to the registration of the shares of our common stock under federal and state securities laws other than expenses incident to the delivery of the shares to be sold by the selling stockholders. Any transfer taxes payable on these shares and any commissions and discounts payable to underwriters, agents, brokers or dealers will be paid by the selling stockholders.

MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

There is presently no market for our common shares and no assurance can be given that such a market will ever develop. On January 30, 2006 there were approximately 106 holders of record of our common stock. This prospectus covers 100% of the 3,073,800 common shares that are presently outstanding. We do not expect to pay a dividend on our common stock in the foreseeable future. The payment of dividends on our common stock is within the discretion of our board of directors, subject to our certificate of incorporation. We intend to retain any earnings for use in our operations and the expansion of our business. Payment of dividends in the future will depend on our future earnings, future capital needs and our operating and financial condition, among other factors. There are presently no options outstanding related to the future purchase of common shares, nor have any equity compensation plans been approved by security holders.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

You should read the following in conjunction with the financial statements and accompanying notes included in this prospectus beginning on page F-1 because what these sections show is that Vendalux Corporation was organized under the laws of Delaware on May 4, 1992 to provide a vehicle for participating in potentially profitable business ventures which may become available through the personal contacts of, and at the discretion of, the Company's officers and directors. The Company's activities to date have been limited to organizational efforts, sales of its shares and registering the Company under the Securities Exchange Act of 1934.

Plan of Operation - General. Vendalux was organized for the purpose of creating a corporate vehicle to seek, investigate and, if such investigation warranted, acquire an interest in one or more business opportunities presented to it by persons or firms who or which desire to seek the perceived advantages of a publicly held corporation. At this time, we have no plan, proposal, agreement, understanding or arrangement to acquire or merge with any specific business or company, and we have not identified any specific business or company for investigation and evaluation. No member of Management or promoter of the Company has had any material discussions with any other company with respect to any acquisition of that company.

Vendalux will not restrict its search for a business opportunity to any specific business, industry or geographical location, and the Company may participate in a business venture of virtually any kind or nature. The discussion of the proposed business under this caption and throughout this Registration Statement is purposefully general and is not meant to be restrictive of the Company's virtually unlimited discretion to search for and enter into potential business opportunities, subject only to stockholder approval.

We may seek a business opportunity with a firm which only recently commenced operations, or a developing company in need of additional funds for expansion into new products or markets, an entity seeking to develop a new product or service, or an established business which may be experiencing financial or operating difficulties and is in need of additional capital which is perceived to be easier to raise by a public company. In some instances, a business opportunity may involve the acquisition or merger with a corporation which does not need substantial additional cash but which desires to establish a public trading market for its common stock. We may purchase assets and establish wholly owned subsidiaries in various business or purchase existing businesses as subsidiaries. We anticipate that the selection of a business opportunity in which to participate will be complex and extremely risky. Because of general economic conditions, rapid technological advances being made in some industries, and shortages of available capital, management believes that there are numerous firms seeking the benefits of a publicly traded corporation. Such perceived benefits of a publicly traded corporation may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for the principals of a business, creating a means for providing incentive stock options or similar benefits to key employees, providing liquidity (subject to restrictions of applicable statutes) for all shareholders, and other factors. Potentially available business opportunities may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex. At the present time, Management does not anticipate paying any finder's fee for locating an acquisition prospect. As part of any transaction, the acquired company may require that Management or other stockholders of the Company sell all or a portion of their shares to the acquired company, or to the principals of the acquired company. Thomas Hofer and Jeff Holmes may sell all or part of the respective share positions without providing an opportunity to other stockholders to participate in any such sale. The opportunity to sell all or a portion of their shares in connection with an acquisition may influence management's decision to enter into a specific transaction. However, we believe that since the anticipated sales price will be so low, the potential of a stock sale by management will not be a material factor in their decision to enter a specific transaction. The above description of potential sales of management stock is not based upon any corporate bylaw, shareholder or board resolution, or contract or agreement. The Company has not formulated any policy regarding the use of consultants or outside advisors, but does not anticipate that it will use the services of such persons. The officers and directors of the Company have not conducted market research and are not aware of statistical data which would support the perceived benefits of a merger or acquisition transaction for the owners of a business opportunity. The Company does not intend to make any loans to any prospective merger or acquisition candidates or to unaffiliated third parties.

Expenses. Given its lack of cash or other assets, Vendalux will be extremely limited in its attempts to locate potential business situations for investigation. However, the Company's major shareholders have undertaken to make funds available to the Company in amounts sufficient to enable it to satisfy its reporting and other obligations as a public Company, and to commence, on a limited basis, the process of investigating possible merger and acquisition candidates.

We do not know if or when we may be able to locate an operating business venture to acquire. We anticipate that due to our lack of funds and other resources, we may be restricted to participation in only one potential business venture. This lack of diversification should be considered a substantial risk because it will not permit the Company to offset potential losses from one venture against gains from another. (See '"Risk Factors.")

Business opportunities, if any arise, are expected to become available to the Company principally from the personal contacts of its officers and directors. While it is not expected that the Company will engage professional firms specializing in business acquisitions or reorganizations, such firms may be retained if funds become available in the future, and if deemed to be advisable. Opportunities may thus become available from professional advisers, securities broker-dealers, venture capitalists, members of the financial community, and other sources of unsolicited proposals. Though it does not presently anticipate paying a finder's fee or other form of compensation in connection with its search for business opportunities, it is possible that such payment may be made, including perhaps one-time cash payments, payments based upon a percentage of revenues or sales volume, and/or payments involving the issuance of securities, for services provided by persons who submit business opportunities in which the Company may decide to participate, although no contracts or agreements of this nature presently exist. The Company is unable to predict at this time the costs of locating a suitable business opportunity.

The Company will not restrict its search to any particular business, industry or geographical location, and reserves the right to evaluate and to enter into any type of business opportunity, in any stage of its development (including the "start up" stage), in any location. In seeking a business venture, Management will not be influenced primarily by an attempt to take advantage of the anticipated or perceived appeal of a specific industry, management group, or product or industry, but rather will be motivated by the Company's business objective of seeking long term capital appreciation. If, during the offering period of this registration statement, Vendalux determines that a material acquisition is probable, a post-effective amendment with audited financial statements is required.

It is not possible at present to predict the exact manner in which the Company may participate in a business opportunity. Specific business opportunities will be reviewed and, based upon such review, the appropriate legal structure or method of participation will be decided upon by the controlling stockholders. Such structures and methods may include, without limitation, leases, purchase and sale agreements, license, joint ventures; and may involve merger, consolidation or reorganization. The Company may act directly or indirectly through an interest in a partnership, corporation or other form of organization. However, it is most likely that the Company will acquire a business venture by conducting a reorganization involving the issuance of the Company' restricted securities in a statutory merger with another corporation or by purchasing the outstanding shares or assets of such an entity. The Company's present director will probably be required to resign in connection with a reorganization.

Generally, the issuance of securities in a reorganization transaction would be undertaken in reliance upon one or more exemptions from the registration provisions of applicable federal securities laws, including the exemptions provided for non-public or limited offerings, distributions to persons resident in only one state or similar exemptions provided by state law. Shares issued in a reorganization transaction based upon these exemptions would be considered "restricted" securities under the 1933 Act, and would not be available for resale for a period of one year, in accordance with Rule 144 promulgated under the 1933 Act. However, the Company might undertake, in connection with such a reorganization transaction, certain registration obligations in connection with such securities.

As part of its investigation of acquisition possibilities, we may meet with executive officers of the business and its personnel; inspect its facilities; obtain independent analysis or verification of the information provided and conduct other reasonable measures, to the extent permitted by the Company's limited resources and management's limited expertise. Generally, we intend to analyze and make a determination based upon all available information without reliance upon any single factor as controlling. We can give no assurance that we will be able to find suitable a suitable business opportunity which may desire to combine with Vendalux, or suitable management personnel to provide a reasonable likelihood that any such business might prove successful. (See "Risk Factors".).

It may be anticipated that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require considerable management time and attention, and substantial costs for accountants, attorneys and others. Should a decision thereafter be made not to participate in a specific business opportunity, it is likely any costs already expended would not be recoverable. It is also likely, in the event a transaction should eventually fail to be consummated for any reason, that the costs incurred by the Company would not he recoverable. The Company's officers and directors are entitled reimbursement for all expenses incurred in its investigation of possible business ventures on behalf of the Company and no assurance can be given that if the Company has available funds they will not be depleted by such expenses. (See "Risk Factors.")

We do not intend to take any action which would render Vendalux an investment company under The Investment Companies Act of 1940 (the "1940 Act").

MANAGEMENT

The following table sets forth the name, age, and position of the sole executive officer and director and his term of office.
Name	Age	Title
Thomas Hofer 8800 N. Gainey Center Drive Suite 256, Scottsdale, AZ Tempe, AZ	58	Chairman of The Board, Chief Executive Officer, President. Mr. Hofer has held these positions since July 30, 1999.

For the past five years, Thomas Hofer has been a private business consultant in Scottsdale, Arizona.

To the knowledge of management, during the past five years, no present or former director, or executive officer of the Company:

(1) filed a petition under the federal bankruptcy laws or any state insolvency law, nor had a receiver, fiscal agent or similar officer appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the Time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the Time of such filing;

(2) was convicted in a criminal proceeding or named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting, the following activities: (I) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, associated person of any of the foregoing, or as an investment advisor, underwriter, broker or dealer in securities, or as an affiliate person, director or employee of any investment company, or engaging in or continuing any conduct or practice in connection with such activity; (ii) engaging in any type of business practice; or (iii)engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

(4) was the subject of any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any federal or state authority barring, suspending, or otherwise limiting for more than 60 days the right of such person to engage in any activity described above under this Item, or to be associated with persons engaged in any such activity;

(5) was found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any federal or state securities law, and the judgment in such civil action or finding by the Securities and Exchange Commission has not been subsequently reversed, suspended, or vacated.

(6) was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

EXECUTIVE COMPENSATION

Since his election as an officer of the corporation, Thomas Hofer has received no sums whatsoever as compensation for his services.

STOCK OWNERSHIP

The following table sets forth information regarding the number of shares of our common stock beneficially owned on February 1, 2006 by each person who is known by us to beneficially own 5% or more of our common stock; each of our directors and executive officers; and all of our directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.
Name and Address(1)	Common Stock Beneficially Owned(1)	Percentage of Common Stock BeneficiallyOwned(1)
Thomas Hofer 8800 N. Gainey Center Drive Suite 256 Scottsdale, AZ	1,366,034	44.44%
Jeff Holmes 600 Highway 50 Pinewild at Marla Bay, Unit 101 Zephyr Cove, NV	1,366,033	44.44%
(Officers and directors as a group 1 person)	2,732,067	88.88%

PRINCIPAL AND SELLING STOCKHOLDERS

The following table sets forth:

  the name of the selling stockholders
  the number of shares of common stock beneficially owned by the selling stockholders as of February 1, 2006 the maximum number of shares of common stock that may be offered for the account of the selling stockholders under this prospectus, and the amount and percentage of common stock that would be owned by the selling stockholders after completion of the offering, assuming a sale of all of the common stock that may be offered by this prospectus. Except as noted below and elsewhere in this prospectus, none of the selling stockholders except Tom Hofer and Jeff Holmes have, within the past three years, had any position, office or other material relationship with us. Except as noted below,
Name	Beneficial Ownership Prior to this Offering (1)	Shares Registered in this Offering (2)	Beneficial Ownership After this Offering (3)
Number of Shares	Percent (4)
Alami, Iwona	100	100%
Anderson, Marvin	100	100%
Baizer, Neil M.	2,500	2,500%
Bever, Michael E.	200	200%
Bever, Marian L.	200	200%
Bever, Michael & Marian	200	200%
Bever, Ryan	200	200%
Bever, Matthew	200	200%
Bever, Rebekah	200	200%
Biagianti, Diane	100	100%
Bilbro, Kirk	2,500	2,500%
Bouzidin, Leann Michele	100	100%
Brandt, Debi K.P.	100	100%
Brandt, Kevin	100	100%
Brandt, Terance	100	100%
Brandt, Connor	100	100%
Brandt, Kimber	100	100%
Brandt, Kenna	100	100%
Brandt, Kellyn	100	100%
Brandt, Kira	100	100%
Cobabe, Richard	100	100%
Cobabe, Christine L.	100	100%
Cobabe, Matthew W.	100	100%
Cobabe, Shayla C.	100	100%
Cobabe, Kenneth J.	100	100%
Cobade, Richard L. Jr.	100	100%
Cowley, Brian	100	100%
Czerwinski, Jeffrey A.	300	300%
Dunbar, Richard B.	500	500%
Ferree, Connie	200	200%
Gilbert, Vernon	100	100%
Graham, Ken	100	100%
Graham, Kenneth	100	100%
Graham, Denise	100	100%
Graham, Kenneth and Denise	100	100%
Gunsten, Marie	100	100%
Gunsten, Audrey	100	100%
Hadley, Jolene	100	100%
Hall, Charles Allan	100	100%
Hall, Kristen	100	100%
Hand, Jehu	143,800	143,800%
Hand, Joel	100	100%
Hand, Kristen	100	100%
Hand, Joel	100	100%
Hand, Kellie	100	100%
Harward, Roy	100	100%
Hofer, Thomas	1,366,034	1,366,034%
Holmes, Jeff	1,366,033	1,366,033%
Hunt, William P.	100	100%
Jarvis, Lori E.	100	100%
Johnson, Janice E.	200	200%
Johnson, Graig C.	100	100%
Kennedy, Craig	100	100%
Li, Theodore S.	133,333	133,333%
Loretz, Allan D.	500	500%
Mackin, Shaun P	100	100%
Moore, M.	2,500	2,500%
Morris, Steven B.	200	200%
Onvermijdelijk, Antoon	10,000	10,000%
Paterson, Brian James	100	100%
Paterson, Teresa	100	100%
Paterson, Keirstin	100	100%
Paterson, Jacob	100	100%
Peschong, Margaret	100	100%
Peschong, Nanette J.	100	100%
Peschong, T.H.	100	100%
Peterson, Kimberly	100	100%
Peterson, Mary K.	100	100%
Peterson, Randall	100	100%
Peterson, Taylor	100	100%
Peterson, Delone H.	100	100%
Peterson, Delone	100	100%
Peterson, Dee	100	100%
Peterson, Rulon	100	100%
Peterson, Brad	100	100%
Peterson, Todd	100	100%
Peterson, Mark	100	100%
Peterson, Jolene	100	100%
Peterson, M.D.	100	100%
Peterson, J.H.	100	100%
Peterson, Lunetta J.	200	200%
Peterson, Cliff J.	100	100%
Peterson, Richard M.	100	100%
Peterson, Patti J.	100	100%
Pinguelo, Henrique Carlos	100	100%
Powell, Charles E.	500	500%
Rhody, R. Christopher	100	100%
Roberts, Kimberly	100	100%
Roberts, Scott R.	100	100%
Roberts, Kristen J.	100	100%
Roberts, James	100	100%
Roberts, May K	10,100	10,100%
Roberts-Solosky, Mary L.	100	100%
Rovere, Michael	100	100%
Royall, Desiree	100	100%
Royall, Barbara A.	100	100%
Societe Financiere Du Seujet SA	20,000	20,000%
Solosky, Richard K.	100	100%
Spragg, Mark	200	200%
Tanaka, Sayoko	100	100%
Ten Foot Line	100	100%
Thomas, Paul	100	100%
Thomsen, Virgina M.	2,500	2,500%
Thomsen, Dana S.	200	200%
Wiedrich, Kenneth	2,500	2,500%
Wilson, Gregory	100	100%

% Represents less than 1% of outstanding shares.

(1) As of February 1, 2006

(2) Assumes the sale of all shares of common stock registered pursuant to this prospectus, although the selling stockholders are under no obligation known to us to sell any shares of common stock at this time.

PLAN OF DISTRIBUTION

Distribution by Selling Stockholders. We are registering the shares of our common stock covered by this prospectus for the selling stockholders. As used in this prospectus, "selling stockholders" includes the donees, transferees or others who may later hold the selling stockholders' interests. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling stockholders may, from time to time, sell all or a portion of their shares of common stock on any market on which Vendalux shares are traded, in negotiated transactions or otherwise, at prices then prevailing or related to the current market price or at negotiated prices. Question. One or more underwriters on a firm commitment or best efforts basis may sell the shares of common stock directly or through brokers or dealers or in a distribution. The methods by which the shares of common stock may be sold include:

  a block trade (which may involve crosses) in which the broker or dealer engaged will attempt to sell the shares of common stock as agent, but may position and resell a portion of the block, as principal, to facilitate the transaction, purchases by a broker or dealer, as principal, and resales by such broker or dealer for its account pursuant to this prospectus, ordinary brokerage transactions and transactions in which the broker solicits purchasers or through market-makers, transactions in put or call options or other rights (whether exchange-listed or otherwise) established after the effectiveness of the registration statement of which this prospectus is a part, and privately-negotiated transactions.

For sales to or through broker-dealers, these broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or the purchasers of the shares, or both. We have advised the selling stockholders that the anti-manipulative provisions of Regulation M under the Securities Exchange Act of 1934 may apply to their sales in the market and have informed them that they must deliver copies of this prospectus. We are not aware, as of the date of this prospectus, of any agreements between any of the selling stockholders and any broker-dealers with respect to the sale of the shares of common stock covered by this prospectus. The selling stockholders and any broker-dealers or agents participating in the distribution of our shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and any commissions received by any broker-dealer or agent and profit on any resale of shares of common stock may be deemed to be underwriting commissions under the Securities Act of 1933. The commissions received by a broker-dealer or agent may be in excess of customary compensation. If a selling stockholder is deemed to be an "underwriter," the selling stockholder may have liability for the accuracy of the contents of this prospectus under the Securities Act of 1933. At a time a particular offer of shares is made by a selling stockholder, a prospectus supplement, if required, will be distributed that will set forth the names of any underwriters, dealers or agents and any discounts, commissions and other terms constituting compensation from the selling stockholders and any other required information. In connection with distributions of the selling stockholders' shares, or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or others prior to or after the effective time of the arrangement. These broker-dealers may engage in short sales of shares or other transactions in the course of hedging the positions assumed by them or otherwise.

The selling stockholders may also:

  sell shares short and redeliver shares to close out short positions, enter into option or other transactions with broker-dealers or others that may involve the delivery to those persons the shares, and broker-dealers may resell those shares pursuant to this prospectus, and pledge the shares to a broker-dealer or others and, upon a default, these persons may effect sales of the shares pursuant to this prospectus.

In order to comply with securities laws of some states, if applicable, the shares of our common stock may be sold only through registered or licensed broker-dealers. The selling stockholders will be subject to applicable provisions of the Securities Exchange Act of 1934 and its rules and regulations, including without limitation, Rule 102 under Regulation M. These provisions may limit the timing of purchases and sales of our common stock by the selling stockholders. Rule 102 under Regulation M provides, with limited exceptions, that it is unlawful for the selling stockholders or their affiliated purchasers to, directly or indirectly, bid for or purchase or attempt to induce any person to bid for or purchase, for an account in which the selling stockholders or affiliated purchasers have a beneficial interest in any securities that are the subject of the distribution during the applicable restricted period under Regulation M. All of the above may affect the marketability of our common stock. We will receive none of the proceeds from the sale of the shares of common stock by the selling stockholders. We will pay all costs and expenses incurred in connection with the registration under the Securities Act of 1933 of the shares of common stock offered by the selling stockholders, including all registration and filing fees, listing fees, printing expenses, and our legal and accounting fees. We estimate that these fees and expenses will not exceed $30,000. The selling stockholders will pay all of their own brokerage fees and commissions, if any, incurred in connection with the sale of their shares of common stock. In addition, we have agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act of 1933. We cannot assure you, however, that any of the selling stockholders will sell any or all of the shares of common stock they may offer.

DESCRIPTION OF SECURITIES

Common Stock.

The authorized capital stock of Vendalux Corporation is 21,000,000 shares, 20,000,000 of which are designated common shares of a par value of $0.001 per share, and 1,000,000 of which are preferred shares which are also of $0.001 par value. Of the common shares, 3,073,800 shares are issued and outstanding. There are no preferred shares outstanding and the Board has not yet designated the powers, preferences and rights attributable to any series thereof. Common shareholders have general ratable rights to dividends from funds legally available therefor, when, and if declared by the Board of Directors. To the extent permitted by the applicable laws of the State of Delaware, the holders of a majority of shares of the Company's common stock are permitted to take action without the notice, approval, consent or a vote of the stockholders. Actions required or permitted to be taken by the Company's shareholders at an annual or special shareholders' meeting may be taken without such a meeting, without prior notice and without a vote, so long as a written consent setting forth the action so taken shall be signed by the holders of outstanding shares of stock having not less than the minimum number of votes that would be necessary to authorize such action. Prompt notice of the taking of such corporate action without a meeting by less than unanimous written consent shall be provided to all stockholders who have not so consented in writing. (See Risk Factors.) The outstanding common shares of Vendalux do not feature cumulative voting, so the owners of a majority it the outstanding shares can elect all the directors of the corporation and the minority stockholders can elect none. The outstanding shares are non-assessable, and do not carry with them any right to purchase or otherwise acquire any further shares of the corporation.

Tax Consequences

Vendalux Corporation has not investigated the potential tax consequences of sales of common shares of Vendalux pursuant to this Prospectus. All Vendalux stockholders are encouraged to consult with their own attorneys and accountants regarding the tax consequences of making any such sales.

Transfer Agent and Registrar

Colonial Stock Transfer, 66 Exchange Place, Salt Lake City, UT 84111 is the duly appointed registrar and transfer agent for Vendalux Corporation.

Reports to Shareholders

Vendalux is required to file with the Commission annual reports on Form 10-K, containing audited financial statements as of the last day of its fiscal year (March 31); quarterly reports on Form 10-Q, containing unaudited quarterly and comparative financial statements, and current reports on Form 8-K, as appropriate.

SHARES ELIGIBLE FOR FUTURE SALE

As of February 1, 2006 we had outstanding an aggregate of 3,073,800 shares of our common stock. All shares sold in this offering will be freely tradeable without restriction or further registration under the Securities Act of 1933 unless they are purchased by our "affiliates," as that term is defined in Rule 144 promulgated under the Securities Act. In general, under Rule 144 of the Securities Act, as currently in effect, a person who has beneficially owned shares of our common stock for at least one year, including the holding period of prior owners other than affiliates, is entitled to sell within any three-month period a number of shares that does not exceed the greater of:

  1% of the number of shares of our common stock then outstanding, which equaled 461,124 shares as of September 14, 2005, or the average weekly trading volume of our common stock on the OTC Bulletin Board during the four calendar weeks preceding the filing of a notice on Form 144 with respect to that sale.

Sales under Rule 144 are also subject to manner-of-sale provisions, notice requirements and the availability of current public information about us. Under Rule 144(k) of the Securities Act, a person who is not deemed to have been one of our affiliates at any time during the three months preceding a sale and who has beneficially owned shares for at least two years, including the holding period of certain prior owners other than affiliates, should be entitled to sell those shares without complying with the manner-of-sale, public information, volume limitation or notice provisions of Rule 144.

The sole and only reason we are filing the registration statement, of which this Prospectus is a part, is that beginning in September, 2003, we provided the information required to comply with the requirements of Rule 15c2-11 under the Securities Exchange Act of 1934 to a securities Broker Dealer in an attempted to qualify the broker to submit bid and ask quotations for our shares on the OTC BB. We took this action in the belief that all of our outstanding shares should be eligible for resale by their registered owners under Rule 144. However, the NASD has taken the position, based on NASD Notice to Members No. 00-49 and an Administrative Interpretation

by Richard K. Wulff, a member of the Staff of the Securities and Exchange Commission dated January 21, 2000, that neither the exemption from registration provided for transactions by persons other than issuers, underwriters or dealers provided by § 4(1) of the Securities Act of 1933, as amended, nor SEC Rule 144 (17 C.F.R. § 230.144) are available to exempt the resale without registration under the Securities Act of 1933 of securities issued by "blank check" companies. Vendalux is a blank check company. The NASD has expressed the view that based on these authorities, there are no Vendalux shares presently outstanding that may be resold by their owners without registration under the Act, and that as a result, the NASD will not approve the submission by NASD member brokers of bid and ask quotations for any of the Vendalux shares that are presently outstanding.

LEGAL MATTERS

The validity of the shares of common stock offered in this prospectus will be passed upon for us by our counsel James N. Barber.

EXPERTS

Our financial statements as of and for the years ended March 31, 2005 and 2004 included in this prospectus and in the registration statement have been audited by Child, Sullivan & Company, Professional Corporation of Certified Public Accountants, as stated in its report, appearing in this prospectus and in the registration statement and have been so included in reliance upon the report of Mr. Thomson, given upon his authority as experts in accounting and auditing.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no disagreements between Vendalux and its accountants that must be reported under Item 304 of Regulation SB.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Article Seven of the Certificate of Incorporation of Vendalux provides as follows:

SEVENTH: A director of the corporation shall not be personally liable for monetary damages to the corporation or its stockholders for breach of any fiduciary duty as a director, except for liability (I) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii)n for acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law; (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derives an improper personal benefit.

Section 174 of the General Corporation Law of Delaware makes directors jointly and severally liable, for a period of six years, for wilfully or negligently paying any unlawful dividend or effecting unlawful purchase or redemption of the company's shares, to the corporation and its creditors in case of dissolution or insolvency. Liability is excused as to directors who voted against the unlawful act, and liable directors are subrogated to the rights of the corporation against stockholders who received the unlawful dividend or payment. Article V of the Vendalux By-laws contains provisions indemnifying officers, directors, employees or other agents of the corporation against liabilities to the full extent permitted under the Delaware Corporations Act, from judgments, fines and penalties costs and other expenses paid in settlement and reasonable expenses, including attorneys' fees, for their involvement in actions or proceedings arising out of their services as officers and directors, provided they were acting in good faith. No indemnification is available where there have been convictions on criminal charges or in connection with actions or proceedings as to which the officers or directors have been unsuccessful on the merits.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

However, insofar as indemnification for liabilities arising under the 1933 Act may be permitted to officers, directors and other controlling persons, pursuant to the foregoing provision, the Company has been made aware that in the opinion of the Commission, such indemnification is against public policy, as expressed in the 1933 Act, and is therefore unenforceable. Should a claim arise for indemnification against such liabilities, the Company will submit the issue of indemnification to a court of competent jurisdiction and abide by its final determination.

ADDITIONAL INFORMATION

Vendalux Corporation has filed a Registration Statement on Form SB-2 with the Commission's principal office of the Securities and Exchange Commission, at 450 Fifth Street NW., Washington, D.C., 20549. The Prospectus does not contain all the information in such Registration Statement, as permitted by the Commission's Rules and Regulations. The Registration Statement, including exhibits may be inspected on the SEC's Edgar Filing System at www.sec.gov, or may be obtained from the Commission at the above address, upon payment of the Commission's copying charge. For further information concerning the Company and the Shares, reference is made to the Registration Statement and exhibits filed as part thereof.

Item 25. Other expenses of Issuance and Distribution

The issuer anticipates that the following costs and fees will be incurred in connection with the offering:

Item Estimated Amount

Registration Fee $ n/a

Transfer Fees $ 400.00

Printing and Engraving $ 1,000.00

Legal Fees $15,000.00

Accounting Fees $ n/a(1)

Total Other Expenses $16,517.70

The selling security holders will pay no part of these expenses. No sums have been expended for liability insurance to indemnify officers, directors of control stockholders from liabilities they may incur in the registration, offering, or sale of these securities.

1 Vendalux is subject to the reporting requirements of § 13 or § 15(d) of the Exchange Act. There are no additional financial statement fees or related accounting costs incurred in connection with this offering.

Item 26. Recent Sales of Unregistered Securities

Vendalux has not sold any securities within the past three years without registering the securities under the Securities Act.

Item 27. Exhibits

Exhibit No. and Item

3(i) Articles of Incorporation; Incorporated by reference from the Company's registration statement on form 10-SB filed with the Commission, SEC file no. 0-23502.

3(ii)By-Laws;

Incorporated by reference from the Company's registration statement on form 10-SB filed with the Commission, SEC file no. 0-23502.

5 Opinion regarding legality

23(i) Consent of Auditor

23(ii) Consent of Counsel

Item 28. Undertakings

Not Applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Vendalux Corporation

Dated: March 1, 2006

/s/ Tom Hofer

Tom Hofer

President, Chief Financial Officer, and Director

FINANCIAL STATEMENTS

VENDALUX CORPORATION

FINANCIAL STATEMENTS

(UNAUDITED)

The financial statements included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. However, in the opinion of management, all adjustments (which include only normal recurring accruals) necessary to present fairly the financial position and results of operations for the periods presented have been made. These financial statements should be read in conjunction with the accompanying notes, and with the historical financial information of the Company.

F-1

VENDALUX CORPORATION

(A Development Stage Company)

BALANCE SHEETS

ASSETS
(Unaudited)	December 31, 2005	March 31, 2005
CURRENT ASSETS:
Cash in bank	$ 0	$ 0
Prepaid expense (note 3)	5,000	5,000
Total Current Assets	5,000	5,000
TOTAL ASSETS	$ 5,000	$ 5,000
LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
Accounts payable	$ 17,197	$ 10,533
Franchise tax payable	60	162
Accrued interest payable - stockholder loan	1,405	807
Stockholder loan (note 5)	20,440	18,847
Total Current Liabilities	39,102	30,349
STOCKHOLDERS' DEFICIT: (note 4)
Preferred stock; $.001 par value; 1,000,000 shares authorized; no shares issued and outstanding either period	0	0
Common stock; $.001 par value, 20,000,000 shares authorized; 3,073,800 shares issued and outstanding both periods	0	3,074
Additional paid-in capital	7,909	7,909
(Deficit) accumulated during the development stage	(45,085)	(36,332)
Total Stockholders' Equity (Deficit)	(34,102)	(25,349)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 5,000	$ 5,000

The accompanying notes are an integral part of these financial statements.

F2

VENDALUX CORPORATION

(A Development Stage Company)

STATEMENTS OF OPERATIONS

From Inception (May 4, 1992) to December 31, 2005 (Unaudited)

	For the Three Months ended December 31,		For the Nine Months ended December 31,		From Inception (May 4, 1992) To December 31,
	2005	2004	2005	2004	2005
Revenue	$ 0	$ 0	$ 0	$ 0	$ 0
Expenses:
General and administrative	2,620	975	8,146	9,004	43,554
Total Expenses	2,620	975	8,146	9,004	43,554
Net Loss From Operations	(2,620)	(975)	(8,146)	(9,004)	(43,554)
Other Income (Expense):
Interest expense	(206)	(166)	(607)	(352)	(1,531)
Net Loss Before Income Taxes	(2,826)	(1,141)	(8,753)	(9,356)	(45,085)
Provision for income taxes	0	0	0	0	0
Net Income (Loss)	(2,826)	(1,141)	(8,753)	(9,356)	(45,085)
Net Loss Per Share	0	0	0	0	0
Weighted Average Common Shares Outstanding	3,073,800	3,073,800	3,073,800	3,073,800	3,073,800

The accompanying notes are an integral part of these financial statements.

F3

VENDALUX CORPORATION (A Development Stage Company)

STATEMENTS OF CASH FLOWS From Inception (May 4, 1992) to December 31, 2005

For the Nine Months ended December 31,

From Inception (May 4, 1992) To December 31,

(Unaudited)	2005	2004	2005
Cash Flows from Operating Activities:
Net loss	$ (8,753)	$ (9,356)	$ (45,085)
Adjustments to reconcile net loss to net cash used by operating activities
Common stock issued for services	0	0	849
Changes in assets and liabilities
(Increase) decrease in prepaid expenses	0	(4,970)	(5,000)
Increase in accounts payable	6,664	3,013	17,197
Increase (decrease) in franchise tax payable	(102)	(162)	60
Increase in accrued interest payable - stockholder loan	598	342	1,405
Cash Used in Operating Activities	(1,593)	(11,133)	(30,574)
Cash Flows from Investing Activities	0	0	0
Cash Flows from Financing Activities:
Contributed capital for expenses	0	0	1,888
Stockholders' loans	1,593	11,133	20,440
Issuance of common stock for cash	0	0	746
Payments on common stock subscribed	0	0	7,500
Cash Provided by Financing Activities	1,593	11,133	30,574
Net Increase (Decrease) in Cash	0	0	0
Cash - Beginning of Period	0	0	0
Cash - End of Period	0	0	0
Cash Paid for Interest and Income Taxes	0	0	0
Common stock issued for services	$ 0	$ 0	$ 849

The accompanying notes are an integral part of these financial statements.

F4

VENDALUX CORPORATION (A Development Stage Company)

NOTES TO CONDENSED UNAUDITED FINANCIAL STATEMENTS

December 31, 2005

NOTE 1 - CONDENSED INTERIM FINANCIAL STATEMENTS The accompanying unaudited condensed financial statements include the accounts of Vendalux Corporation. These statements are condensed and, therefore, do not include all disclosures normally required by accounting principles generally accepted in the United States of America. These statements should be read in conjunction with the Company's most recent annual financial statements for the fiscal year ended March 31, 2005 included in form 10-KSB filed with the U.S.

Securities and Exchange Commission on July 21, 2005. In particular, the Company's significant accounting policies were presented as Note 2 to the financial statements in that report. In the opinion of management, all adjustments necessary for a fair presentation have been included in the accompanying condensed financial statements and consist of only normal recurring adjustments. The results of operations presented in the accompanying condensed financial statements for the period ended December 31, 2005 are not necessarily indicative of the operating results that may be expected for the full year ending March 31, 2006.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES Organization - The Company was organized under the laws of the State of Delaware on May 4, 1992 and has elected a fiscal year end of March 31. The Company is considered a development stage company as defined in SFAS No. 7. The Company has at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors. The Company has generated no revenue to date.

Earnings Per Share - The computation of net income (loss) per share of common stock is based on the weighted average number of shares outstanding during the periods presented. There were no dilutive or antidilutive instruments present during the periods presented.

Income Taxes - Due to losses through December 31, 2005 and since inception, no provision for income taxes has been made. There are no deferred income taxes resulting from income and expense items being reported for financial accounting and tax reporting purposes in different periods. Deferred income tax assets arising from net operating loss carryforwards have been fully offset by valuation allowances, in accordance with SFAS No. 109 "Accounting for Income Taxes" due to the uncertainty of their realization.

Cash and Cash Equivalents - For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. During the periods ending December 31, 2005 and 2004, the Company did not have non-cash investing activities.

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 3 - PREPAID EXPENSE At December 31, 2005, the Company had pre-paid its attorney a $5,000 retainer fee for services to be rendered during the year ended March 31, 2006. The Company will amortize the fees as services are rendered.

F5

VENDALUX CORPORATION

(A Development Stage Company)

NOTES TO CONDENSED UNAUDITED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2005

NOTE 4 - COMMON STOCK TRANSACTIONS

The Company at inception issued 400,000 shares of its common stock at $.00125 per share for $500. The Company issued 24,600 shares of its common stock at $.01 per share on September 30, 1993 in a private placement.

On March 1, 1994 the Company issued 849,200 shares of its common stock for services valued at $.001 per share for a total value of $849.

On July 30, 1999, the Company sold 1,800,000 shares of its common stock through a common stock subscription at approximately $.00417 per share for $7,500. The Company received the full subscription amount during the fiscal year ended March 31, 2004.

NOTE 5 - RELATED PARTY TRANSACTIONS

During the nine months ended December 31, 2005 and 2004, an officer and certain stockholders have advanced funds to the Company to pay for operating expenses in the total amount of $1,593 and $11,133, respectively. The funds are due upon demand, are unsecured and carry simple interest at the rate of 4% per annum. At December 31, 2005, the officer and shareholders had advanced a total of $20,440 and the accrued interest owed is $1,405.

The Company has no employees. As of December 31, 2005 no compensation has been paid or accrued to any officer or director of the Company since inception. Officers and directors have provided minimal services since inception; however no compensation has been paid or accrued due to the nominal value of such services. An officer of the Company is providing a mailing address to the Company without charge. This service has been determined by the Company to have only nominal value.

NOTE 6 - DEVELOPMENT STAGE COMPANY AND GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business.

The Company is in the development stage as defined in Financial Accounting Standards Board Statement No. 7 and has incurred significant cumulative net losses. As reported in the financial statements, the Company has an accumulated deficit of $45,085. At December 31, 2005, the Company has total assets of $5,000, and has current liabilities totaling $39,102. The Company has not generated any revenue to date.

The Company has borrowed from its stockholders to pay for operating expenses. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it is able to consummate a merger with an existing operating company or engage in profitable business operations. If the Company is unable to obtain adequate capital it could be forced to cease operations.

F6

VENDALUX CORPORATION

(A Development Stage Company)

NOTES TO CONDENSED UNAUDITED FINANCIAL STATEMENTS (CONTINUED)

December 31, 2005

NOTE 6 - DEVELOPMENT STAGE COMPANY AND GOING CONCERN (CONTINUED)

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management's plans to obtain such resources include (1) obtaining capital from management and significant shareholders sufficient to meet its minimal existing operating expenses, and (2) seeking out and completing a merger with an existing operating company. However, management cannot provide any assurance that the Company will be successful in accomplishing any of its plans.

Ultimately, however, the Company will need to achieve profitable operations in order to continue as a going concern. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

F7

VENDALUX CORPORATION

FINANCIAL STATEMENTS

(UNAUDITED)

The financial statements included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted.

However, in the opinion of management, all adjustments (which include only normal recurring accruals) necessary to present fairly the financial position and results of operations for the periods presented have been made. These financial statements should be read in conjunction with the accompanying notes, and with the historical financial information of the Company.

F8

VENDALUX CORPORATION

(A Development Stage Company)

CONDENSED BALANCE SHEETS

(Unaudited)

ASSETS	June 30, 2005	March 31, 2005
CURRENT ASSETS:
Cash in bank	-	-
Prepaid expense	5,000	5,000
Total Current Assets	5,000	5,000
TOTAL ASSETS	5,000	5,000
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$ 10,000	$ 10,533
Franchise tax payable	168	162
Accrued interest payable-stockholder loan	998	807
Stockholder loan	19,380	18,847
Total Current Liabilities	30,546	30,349
STOCKHOLDERS' EQUITY (DEFICIT):
Preferred stock; $.001 par value; 1,000,000 shares authorized;no shares issued and outstanding both periods	-	-
Common stock; $.001 par value; 20,000,000 shares authorized; 3,073,800 shares issued and outstanding both periods	3,074	3,074
Additional paid-in capital	7,909	7,909
Deficit accumulated during the development stage	(36,529)	(36,332)
Total Stockholders' Equity (Deficit)	(25,546)	(25,349)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 5,000	$ 5,000

The accompanying notes are an integral part of these financial statements.

F9

VENDALUX CORPORATION

(A Development Stage Company)

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended June 30, 2005	For the Three Months Ended June 30, 2004	From Inception (May 4, 1992)To June 30, 2005
REVENUE:	$ -	$ -	$ -
EXPENSES:
General and administrative	6	3,624	35,414
Total Expenses	6	3,624	35,414
NET LOSS FROM OPERATIONS	(6)	(3,624)	(35,414)
OTHER INCOME (EXPENSE)
Interest expense	(191)	(86)	(1,115)
NET LOSS BEFORE INCOME TAXES	(197)	(3,710)	(36,529)
Provision for income taxes	-	-	-
NET INCOME (LOSS)	$ (197)	$ (3,710)	$ (36,529)
NET LOSS PER SHARE	$ (0.00)	$ (0.00)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	3,073,800		3,073,800

The accompanying notes are an integral part of these financial statements.

F10

VENDALUX CORPORATION (A Development Stage Company)

CONDENSED STATEMENTS OF CASH FLOWS (Unaudited)

For the Three Months Ended June 30, 2005

For the Three Months Ended June 30, 2004

From Inception (May 4, 1992)To June 30, 2005

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$ (197)	$ (3,710)	$ (36,529)
Adjustments to reconcile net loss to net cash used by operating activities
Common stock issued for services	-	-	849
Changes in assets and liabilities
(Increase) decrease in prepaid expenses	-	30	(5,000)
Increase (decrease) in accounts payable	(533)	3,287	10,000
Increase (decrease) in franchise tax payable	6	(161)	168
Increase in accrued interest payable- Stockholder loan	191	81	998
Cash Flows Used by Operating Activities	(533)	(473)	(29,514)
CASH FLOWS FROM INVESTING ACTIVITIES:	-	-	-
CASH FLOWS FROM FINANCING ACTIVITIES:
Contributed capital for expenses	-	-	1,888
Stockholders' loans	533	473	19,380
Issuance of common stock for cash	-	-	746
Payments on common stock subscribed	-	-	7,500
Cash Provided by Financing Activities	533	473	29,514
NET Increase (Decrease) IN CASH	-	-	-
CASH - BEGINNING OF PERIOD	-	-	-
CASH - END OF PERIOD	-	-	-
CASH PAID FOR
Interest	-	-	-
Income Taxes	-	-	-
NON-CASHING FINANCING ACTIVITIES
Common Stock issued for services	-	-	849

F11

VENDALUX CORPORATION

(A Development Stage Company)

NOTES TO CONDENSED UNAUDITED FINANCIAL STATEMENTS

NOTE 1 - CONDENSED INTERIM FINANCIAL STATEMENTS

The accompanying unaudited condensed financial statements include the accounts of Vendalux Corporation. These statements are condensed and, therefore, do not include all disclosures normally required by accounting principles generally accepted in the United States of America. These statements should be read in conjunction with the Company's most recent annual financial statements for the fiscal year ended March 31, 2005 included in form 10-KSB filed with the U.S. Securities and Exchange Commission on July 21, 2005. In particular, the Company's significant accounting policies were presented as Note 2 to the financial statements in that report. In the opinion of management, all adjustments necessary for a fair presentation have been included in the accompanying condensed financial statements and consist of only normal recurring adjustments. The results of operations presented in the accompanying condensed financial statements for the period ended June 30, 2005 are not necessarily indicative of the operating results that may be expected for the full year ending March 31, 2006.

NOTE 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization The Company was organized under the laws of the State of Delaware on May 4, 1992 and has elected a fiscal year end of March 31. The Company is considered a development stage company as defined in SFAS No. 7. The Company has at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors. The Company has generated no revenue to date.

Earnings Per Share The computation of net income (loss) per share of common stock is based on the weighted average number of shares outstanding during the periods presented.

Income Taxes Due to losses through June 30, 2005 and since inception, no provision for income taxes has been made. There are no deferred income taxes resulting from income and expense items being reported for financial accounting and tax reporting purposes in different periods. Deferred income tax assets arising from net operating losses have been fully offset by valuation allowances, in accordance with SFAS No. 109 "Accounting for Income Taxes" due to the uncertainty of their realization.

Cash and Cash Equivalents For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. During the periods ending June 30, 2005 and 2004, the Company did not have non-cash investing activities.

Use of Estimates The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

F12

VENDALUX CORPORATION

(A Development Stage Company)

NOTES TO CONDENSED UNAUDITED FINANCIAL STATEMENTS (C0NTINUED)

NOTE 3 - COMMON STOCK TRANSACTIONS

The Company at inception issued 400,000 shares of its common stock at $.00125 per share for $500. The Company issued 24,600 shares of its common stock at $.01 per share on September 30, 1993 in a private placement.

On March 1, 1994 the Company issued 849,200 shares of its common stock for services valued at $.001 per share for a total value of $849.

On July 30, 1999, the Company sold 1,800,000 shares of its common stock through a common stock subscription at approximately $.00417 per share for $7,500. The Company received the full subscription amount during the fiscal year ended March 31, 2004.

NOTE 4 - RELATED PARTY TRANSACTIONS

During the three months ended June 30, 2005 and 2004, an officer and certain stockholders have advanced funds to the Company to pay for operating expenses in the total amount of $533 and $473, respectively. The funds are due upon demand, are unsecured and carry simple interest at the rate of 4% per annum. At June 30, 2005, the officer and shareholders had advanced a total of $19,380 and the accrued interest owed is $998.

The Company has no employees. As of June 30, 2005 no compensation has been paid or accrued to any officer or director of the Company since inception. Officers and directors have provided minimal services since inception; however no compensation has been paid or accrued due to the nominal value of such services. An officer of the Company is providing a mailing address to the ompany without charge. This service has been determined by the Company to have only nominal value.

NOTE 5 DEVELOPMENT STAGE COMPANY AND GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business.

The Company is in the development stage as defined in Financial Accounting Standards Board Statement No. 7 and has incurred significant cumulative net losses. As reported in the financial statements, the Company has an accumulated deficit of $36,529. At June 30, 2005, the Company has total assets of $5,000, and has current liabilities totaling $30,546. The Company has not generated any revenue to date.

The Company has borrowed from its stockholders to pay for operating expenses. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it is able to consummate a merger with an existing operating company or engage in profitable business operations. If the Company is unable to obtain adequate capital it could be forced to cease operations.

F13

VENDALUX CORPORATION

(A Development Stage Company)

NOTES TO CONDENSED UNAUDITED FINANCIAL STATEMENTS (C0NTINUED)

NOTE 5 DEVELOPMENT STAGE COMPANY AND GOING CONCERN

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management's plans to obtain such resources include (1) obtaining capital from management and significant shareholders sufficient to meet its minimal existing operating expenses, and (2) seeking out and completing a merger with an existing operating company.

However, management cannot provide any assurance that the Company will be successful in accomplishing any of its plans.

Ultimately, however, the Company will need to achieve profitable operations in order to continue as a going concern. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

F14

Child, Sullivan & Company

A PROFESSIONAL CORPORATION OF CERTIFIED PUBLIC ACCOUNTANTS

------------------------------------------------------------------------------

1284 W. Flint Meadow Dr., Kaysville, UT, 84037

Ph. 801-927-1337, Fax 801-927-1344

Report of Independent Registered Public Accounting Firm

To the Board of Directors

Vendalux Corporation

We have audited the balance sheets of Vendalux Corporation (a development stage company) (the Company) as of March 31, 2005 and 2004, and the relatedstatements of operations, changes in shareholders' deficit and cash flows for the years then ended, and for the period from May 4, 1992 (date of inception) to March 31, 2005. These financial statements are the responsibility of the Company' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Vendalux Corporation as of March 31, 2005 and 2004, and the results of its operations and its cash flows for the years then ended, and for the period of May 4, 1992 (date of inception) to March 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the financial statements, the Company has suffered net losses since inception and is still considered a development stage company, as it has not yet obtained revenues from its planned principle operations. These factors raise substantial doubt about the Company's ability to meet its obligations and to continue as a going concern. Management's plans in regard to these matters are also described in Note 6. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Child, Sullivan & Company

Child, Sullivan & Company

Kaysville, Utah

June 30, 2005

F15

VENDALUX CORPORATION

(A Development Stage Company)

BALANCE SHEETS

	March 31,2005	March 31, 2004
ASSETS
Current Assets:
Cash in bank	$ -	$ -
Prepaid expense (note 3)	5,000	30
Total Current Assets	5,000	30
Total Assets	$ 5,000	$ 30
LIABILITIES AND SHAREHOLDERS' (DEFICIT)
Current Liabilities:
Accounts payable	$ 10,533	$ 5,272
Franchise tax payable	162	161
Accrued interest payable-shareholder loan (Note 5)	807	280
Shareholder loan (note 5)	18,847	7,714
Total Current Liabilities	30,349	13,427
SHAREHOLDERS' (DEFICIT) (note 4): Preferred stock; $.001 par value; 1,000,000 shares authorized; no shares issued and outstanding either period	-	-
Common stock; $.001 par value, 20,000,000 shares authorized; 3,073,800 shares issued and outstanding both periods	3,074	3,074
Additional paid-in capital	7,909	7,909
Deficit accumulated during the development stage	(36,332)	(24,380)
Total Shareholders' Equity (Deficit)	(25,349)	(13,397)
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 5,000	$ 30

The accompanying notes are an integral part of these financial statements.

F16

VENDALUX CORPORATION

(A Development Stage Company)

STATEMENTS OF OPERATIONS

	For The Year Ended March 31, 2005	For The Year Ended March 31, 2004	Cumulative from Inception May 4, 1992 to March 31, 2005
Revenue	$ -	$ -	$ -
Expenses:
General and administrative	11405	7,786	35,408
Total Expenses	11,405	7,786	35,408
Net Loss From Operations	(11,405)	(7,786)	(35,408)
Other Income (Expense): Interest expense	(547)	(264)	(924)
Net Loss Before Income Taxes	(11,952)	(8,050)	(36,332)
Provision for income taxes	-	-	-
Net Income (Loss)	$ (11,952)	$ (8,050)	$ (36,332)
Net Loss Per Share		$ (0.00)	$ (0.00)
Weighted Average Common Shares Outstanding		3,073,800	3,073,800

The accompanying notes are an integral part of these financial statements.

F17

VENDALUX CORPORATION

(A Development Stage Company)

STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIT)

FROM INCEPTION, MAY 4, 1992, TO MARCH 31, 2005

BALANCE, May 4, 1992 (inception)
-	-	-	-	-	-
Common stock issued for cash at of $.00125 per share
400,000	400	100	-	0	500
Net loss from inception through March 31, 1993
0	0	0	-	(270)	(270)
Balance March 31, 1993
400,000	400	100	-	(270)	230
Contributed capital for expenses
0	0	500	-	0	500
Common stock issued for cash at $.01 per share in a private placement September 30, 1993
24,600	25	221	-	0	246
Common stock issued for services valued at $.001 per share March 1, 1994
849,200	849	0	-	0	849
Net loss for the year ended March 31, 1994
0	0	0	-	(1,706)	(1,706)
Balance, March 31, 1994
1,273,800	1,274	821		(1,976)	119
Net loss for the year ended March 31, 1995
0	0	0	-	(854)	(854)
Balance, March 31, 1995
1,273,800	1,274	821		(2,830)	(735)
Net loss for the year ended March 31, 1996
0	0	0	-	(214)	(214)
Balance, March 31, 1996
1,273,800	1,274	821	-	(3,044)	(949)
Net loss for the year ended March 31, 1997
0	0	0	-	(214)	(214)
Balance, March 31, 1997
1,273,800	1,274	821	-	(3,258)	(1,163)
Net loss for the year ended March 31, 1998
0	0	0	-	(115)	(115)
Balance, March 31, 1998
1,273,800	1,274	821	-	(3,373)	$(1,278)
Net loss for the year ended March 31, 1999
0	0	0	-	(110)	(110)
Balance, March 31, 1999
1,273,800	1,274	821	-	(3,483)	(1,388)
Capital contributed for expenses
-	-	1,388	-	-	1,388
Common Stock subscribed for cash at approx. $.00417 in a private placement, July 30, 1999
1,800,000	1,800	5,700	(7,500)	-	-
Net loss for the year ended March 31, 2000
-	-	-	-	(44,644)	(4,644)
Balance, March 31, 2000
3,073,800	3,074	7,909	(7,500)	(8,127)	(4,644)
Cash received on stock subscription
-	-	-	4,755	-	4,755
Net loss for the year ended March 31, 2001
-	-	-	-	(1,220)	(1,220)
Balance, March 31, 2001
3,073,800	3,074	7,909	(2,745)	(9,347)	(1,109)
Cash received on stock subscription
-	-	-	1,288	-	1,288
Net loss for the year ended March 31, 2002
-	-	-	-	(660)	(660)
Balance, March 31, 2002
3,073,800	3,074	7,909	(1,457)	(10,007)	(481)
Cash received on stock subscription
-	-	-	1,457	-	1,457
Net loss for the year ended March 31, 2003
-	-	-	-	(6,323)	(6,323)
Balance, March 31, 2003
3,073,800	3,074	7,909	-	(16,330)	(5,347)
Net loss for the year ended March 31, 2004
-	-	-	-	(8,050)	(8,050)
Balance, March 31, 2004
3,073,800	3,074	7,909	-	(24,380)	(13,397)
Net loss for the year ended March 31, 2005
-	-	-	-	(11,952)	(11,952)
Balance, March 31, 2005
3,073,800	3,074	7,909	-	(36,332)	(25,349)

VENDALUX CORPORATION

(A Development Stage Company)

STATEMENTS OF CASH FLOWS

For The Year Ended March 31,2005

For The Year Ended March 31,2004

From Inception, May 4, 1992, To March 31, 2005

Cash Flows from Operating Activities:
Net loss	$(11,952)	$ (8,050)	$ (36,332)
Adjustments to reconcile net loss to net cash used in operating activities Common stock issued for services	-	-	849
Changes in assets and liabilities:
(Increase) decrease in prepaid expenses	(4,970)	50	(5,000)
Increase in accounts payable	5,261	4,705	10,533
Increase (decrease) in franchise tax payable	1	59	162
Increase in accrued interest payable - shareholder loan	527	249	807
Cash Used in Operating Activities	(11,133)	(2,987)	(28,981)
Cash Flows from Investing Activities	-	-	-
Cash Flows from Financing Activities:
Contributed capital for expenses	-	-	1,888
Shareholders' loans	11,133	2,987	18,847
Issuance of common stock for cash	-	-	746
Payments on common stock subscribed	-	-	7,500
Cash Provided by Financing Activities	11,133	2,987	28,981
Net Increase (Decrease) in Cash	-	-	-
Cash-Beginning of Period	-	-	-
Cash- end of Period	-	-	-
Cash Paid For:
Interest	-	-	-
Income Taxes	-	-	-
Non -Cash Financing Activities:
Common Stock issued for services	-	-	849

F21

VENDALUX CORPORATION

(A Development Stage Company)

Notes to Financial Statements

For the Years Ended March 31, 2005 and 2004

and the Period of May 4, 1992 (inception) through March 31, 2005

Note 1 Organization

Vendalux Corporation (the Company) was organized under the laws of the State of Delaware on May 4, 1992 and has elected a fiscal year end of March 31. The Company is considered a development stage company as defined in SFAS No. 7. The Company has at the present time not paid any dividends, and any dividends that may be paid in the future will depend upon the financial condition of the Company and other relevant factors. The Company has generated no revenue to date.

Note 2 Summary of Significant Accounting Policies

Basis of Accounting The accompanying financial statements of the Company have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Net Earnings Per Share - The computation of net income (loss) per share of common stock is based on the weighted average number of shares outstanding during the periods presented. There were no potentially dilutive securities outstanding as of March 31, 2005 and 2004.

Income Taxes Due to losses at March 31, 2005 and since inception, no provision for income taxes has been made. There are no deferred income taxes resulting from income and expense items being reported for financial accounting and tax reporting purposes in different periods. Deferred income tax assets arising from net operating losses have been fully offset by valuation allowances in accordance with SFAS No. 109 "Accounting for Income Taxes" due to the uncertainty of their realization. For the year ended March 31, 2005, the valuation allowance increased approximately $4,800. Cumulative net operating loss carry forwards totaling $36,000 begin to expire in 2007.

Cash and Cash Equivalents - For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. During the year ended March 31, 2005 and since inception on May 4, 1992, the Company did not have non-cash investing activities.

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Note 3 Prepaid Expense

At March 31, 2005, the Company had paid its attorney a $5,000 retainer fee for services to be rendered during the year ended March 31, 2006. The Company will amortize the fees as incurred.

F22

VENDALUX CORPORATION

(A Development Stage Company)

Notes to Financial Statements (continued)

For the Years Ended March 31, 2005 and 2004

and the Period of May 4, 1992 (inception) through March 31, 2005

Note 4 - Common Stock Transactions

The Company, at inception, issued 400,000 shares of its common stock at $0.00125 per share for $500 cash. The Company issued 24,600 shares of its common stock at $0.01 per share for $246 cash in a private placement on September 30, 1993.

On March 1, 1994 the Company issued 849,200 shares of its common stock for services valued at $849, or $0.001 per share.

On July 30, 1999 the Company received stock subscriptions for the purchase of 1,800,000 shares of its common stock for total consideration of $7,500 or approximately $0.00417 per share. There were no amounts remaining on the stock subscriptions receivable at March 31, 2005 and 2004.

At inception, 1,000,000 shares of preferred stock were authorized. There were no preferred shares issued or outstanding at March 31, 2005 and 2004. The Company's Board of Directors will determine rights and preferences regarding preferred stock when and if such shares are issued.

Note 5 Related Party Transactions

During the years ended March 31, 2005 and 2004, an officer and certain stockholders have advanced funds to the Company to pay for operating expenses in the total amount of $11,133 and $2,187, respectively. The funds are due upon demand, are unsecured and carry simple interest at the rate of 4% per annum. At March 31, 2005, the officer and shareholders had advanced a total of $18,847 and the accrued interest owed is $807.

The Company has no employees. As of March 31, 2005 no compensation has been paid or accrued to any officer or director of the Company since inception. Officers and directors have provided minimal services since inception; however no compensation has been paid or accrued due the nominal value of such services. An officer of the Company is providing a mailing address to the Company without charge. This service has been determined by the Company to have only nominal value.

Note 6 Development Stage Company and Going Concern

The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business.

The Company is in the development stage as defined in Financial Accounting Standards Board Statement No. 7 and has incurred significant cumulative net losses. As reported in the financial statements, the Company has an accumulated deficit of $36,332. At March 31, 2005, the Company's only asset is $5,000 of prepaid expenses. The Company has current liabilities totaling $30,349.

F23

VENDALUX CORPORATION

(A Development Stage Company)

Notes to Financial Statements

For the Years Ended March 31, 2005 and 2004

and the Period of May 4, 1992 (inception) through March 31, 2005

Note 6 Development Stage Company and Going Concern (continued)

The Company has borrowed from its stockholders to pay for operating expenses. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it is able to engage in profitable business operations. The Company's inability to obtain additional funding, as required, would severely impair its business operations and there can be no assurance that the Company's operating plan will be successful. If the Company is unable to obtain adequate capital it could be forced to cease operations.

Ultimately, however, the Company will need to achieve profitable operations in order to continue as a going concern. Management cannot provide any assurances that the Company will be successful in accomplishing any of its plans. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

F24

Independent Auditor's Report

Board of Directors

VENDALUX CORPORATION

I have audited the accompanying balance sheet of Vendalux Corporation (A development stage company) as of March 31, 2003 and the related statements of operations, stockholders' equity and cash flows for the two years then ended and from April 1, 1994 to March 31, 2003. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on the financial statements based on my audits. The financial statements of Vendalux Corporation for the year ended March 31, 1994 and from inception (May 4, 1992) to March 31, 1994, were audited by another auditor whose report thereon, dated July 7, 1994 expressed an unqualified opinion.

I conducted my audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Vendalux Corporation (A development stage company) as of March 31, 2003 and the results of its operations and its cash flows for the two years then ended and from (April 1, 1994) to March 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 4, the Company is a development stage company. The Company has limited operating capital with no revenue from operations. Realization of a major portion of the assets is dependent upon the Company's ability to meet its future financing requirements, and the success of future operations. Management's plans in regard to these matters are also described in Note 4. These factors raise substantial doubt about the Company's ability to continue as a going concern.

David T. Thomson, CPA

Salt Lake City, Utah

June 26, 2003

F25

VENDALUX CORPORATION

(A Development Stage Company)

BALANCE SHEETS

ASSETS

March 31, 2003
CURRENT ASSETS:
Cash in bank	0
Prepaid expense	80
Total Current Assets	80
TOTAL ASSETS	80
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$ 567
Franchise tax payable	102
Accrued interest payable-stockholder loan	31
Stockholder loan	4,727
Total Current Liabilities	5,427
STOCKHOLDERS' EQUITY (DEFICIT):
Preferred stock; $.001 par value;1,000,000 shares authorized; no shares	0
Common stock; $.001 par value, 20,000,000 shares authorized;	3,074
Additional paid-in capital	7,909
Deficit accumulated during	(16,330)
Total Stockholders' Equity (Deficit)	(5,347)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 80

The accompanying notes are an integral part of these financial statements

F26

VENDALUX CORPORATION

(A Development Stage Company)

STATEMENTS OF OPERATIONS

	For The year Ended March 31, 2003	For The Year Ended March 31, 2002	From Inception (May 4, 1992)To March 31, 2003
REVENUE:	$ 0	$ 0	$ 0
EXPENSES:
General and administrative	6,255	639	16,218
	6,255	639	16,218
INCOME (LOSS) FROM OPERATIONS	(6,255)	(639)	(16,218)
OTHER INCOME (EXPENSE)
Interest expense	(68)	(21)	(112)
NET INCOME (LOSS) BEFORE INCOME
TAXES	(6,323)	(660)	(16,330)
Provision for income taxes	0	0	0
NET INCOME (LOSS)	$ (6,323)	$ (660)	$ (16,330)
EARNINGS (LOSS) PER SHARE	$ (0.00)	$ (0.00)
WEIGHTED NUMBER OF SHARES OUTSTANDING	3,073,800	3,073,800

The accompanying notes are an integral part of these financial statements.

F27

VENDALUX CORPORATION

STATEMENT OF STOCKHOLDERS' EQUITY

Common Stock Shares

Common Stock Amount

Additional Paid-In Capital

Common Stock Subscribed

Deficit Accumulated During the Development Stage

BALANCE, May 4, 1992 (inception)	0	0	0	0	0
Common stock issued for cash at of $.00125 per share	400,000	400	100	0	0
Net loss from inception through March 31, 1993	0	0	0	0	(270)
Balance March 31, 1993	400,000	400	100	0	(270)
Contributed capital for expenses	0	0	500	0	0
Common stock issued for cash at $.01 per share in a private placement September 30, 1993	24,600	25	221	0	0
Common stock issued for services valued at $.001 per share March 1,1994	849,200	849	0	0	0
Net loss for the year ended March 31, 1994	0	0	0	0	(1,706)
Balance, March 31, 1994	1,273,800	1,274	821	0	(1,976)
Net loss for the year ended March 31, 1995	0	0	0	0	(854)
Balance, March 31, 1995	1,273,800	1,274	821	0	(2,830)
Net loss for the year ended March 31, 1996	0	0	0	0	(214)
Balance, March 31, 1996	1,273,800	1,274	821	0	(3,044)
Net loss for the year ended March 31, 1997	0	0	0	0	(214)
Balance, March 31, 1997	1,273,800	1,274	821	0	(3,258)
Net loss for the year ended March 31, 1998	0	0	0	0	(115)
Balance, March 31, 1998	1,273,800	1,274	821	0	$(3,373)

F28

VENDALUX CORPORATION

(A Development Stage Company)

STATEMENT OF STOCKHOLDERS' EQUITY (Continued)

Common Stock Shares

Common Stock Amount

Additional Paid-In Capital

Common Stock Subscribed

Deficit Accumulated During the Development Stage

Balance, March 31, 1998	1,273,800	$ 1,274	$ 821	$ 0	(3,373)
Net loss for the year ended March 31, 1999	0	0	0	0	(110)
Balance, March 31, 1999	1,273,800	$ 1,274	$ 821	$ 0	(3,483)
Capital contributed for expenses	0	0	1,388	0	0
Common stock subscribed for cash at approximately $.00417 in a private placement on July 30, 1999	1,800,000	1,800	5,700	(7,500)	0
Net loss for the year ended March 31, 2000	0	0	0	0	(4,644)
Balance, March 31, 2000	3,073,800	3,074	7,909	(7,500)	(8,127)
Payment on subscribed common stock	0	0	0	4,755	0
Net loss for the year ended March 31, 2001	0	0	0	0	(1,220)
Balance, March 31, 2001	3,073,800	3,074	7,909	(2,745)	(9,347)
Payment on subscribed common stock				1,288
Net loss for the year ended March 31, 2002					(660)
Balance, March 31, 2002	3,073,800	3,074	7,909	(1,457)	(10,007)
Net loss for the year ended March 31, 2003					(6,323)
Balance, March 31, 2003	3,073,800	3,074	7,909	$(1,457)	$ (16,330)
The accompanying notes are an integral part of these financial statements.

F29

VENDALUX CORPORATION

STATEMENTS OF CASH FLOWS

For The Year Ended March 31, 2003

For The Year Ended March 31, 2002

From Inception (May 4, 1992)To March 31, 2003

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$ (6,323)	$ (660)	$ (16,330)
Adjustments to reconcile net loss to net cash used by operating activities
Common stock issued for services	0	0	849
Changes in assets and liabilities
(Increased) in prepaid expenses	(50)	(30)	(80)
Increase (decrease) in accounts payable	267	(598)	567
Increase (decrease) in franchise tax payable	(109)	0	102
Increase in accrued interest payable-stockholder loan	31	0	31
Cash Flows (Used) by Operating Activities	(6,184)	(1,288)	(14,861)
CASH FLOW FROM INVESTING ACTIVITIES:	0	0	0
CASH FLOWS FROM FINANCING ACTIVITIES:
Contributed capital for expenses	0	0	1,888
Stockholders' loans	4,727	0	4,727
Issuance of common stock for cash	0	0	746
Payments on common stock subscribed	1,457	1,288	7,500
Cash Flows Provided by Financing Activities	6,184	1,288	14,861
NET INCREASE (DECREASE) IN CASH	0	0	0
CASH - BEGINNING OF PERIOD	0	0	0
CASH - END OF PERIOD	0	0	0
CASH PAID FOR
Interest	0	0	0
Income taxes	0	0	0
NON-CASH FINANCING ACTIVITIES
Common stock issued for services	0	0	849
The accompanying notes are an integral part of these financial statements. F30

VENDALUX CORPORATION

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization - The Company was organized under the laws of the State of Delaware on May 4, 1992 and has elected a fiscal year end of March 31st. The Company was incorporated for the purpose of seeking out business opportunities, including acquisitions. Since inception the Company has had very little activity with no business operations or revenue from operations.

Most of its expenses to date have been for organizational costs, cost to maintain the Company's existence and corporate status, and expenses related to examining business opportunities. The Company is considered a development stage company as defined in SFAS No. 7. The Company has at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors.

Net Earnings Per Share - The computation of net income (loss) per share of common stock is based on the weighted average number of shares outstanding during the period presented.

Income Taxes - Income tax expenses includes federal and state taxes currently payable and deferred taxes arising from temporary differences between income for financial reporting and income tax purposes. Due to losses from inception, the Company has no tax liability. At this time the Company has no deferred taxes arising from temporary differences between income for financial reporting and income tax purposes.

Cash and Cash Equivalents - For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. During the years ended March 31, 2003 and 2002, the Company did not have non-cash investing or financing activities.

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue recognition - The Company has no source of revenues. Revenue recognition policies will be determined when principal operations begin.

F31

VENDALUX CORPORATION

NOTES TO FINANCIAL STATEMENTS

NOTE 2 - COMMON STOCK TRANSACTIONS

The Company at inception issued 400,000 shares of its common stock at $.00125 per share for $500. The Company issued 24,600 shares of its common stock at $.01 per share on September 30, 1993 in a private placement.

On March 1, 1994 the Company issued 849,200 shares of its common stock for services valued at $.001 per share for a total value of $849.

On July 30, 1999, the Company sold 1,800,000 shares of its common stock through a common stock subscription at approximately $.00417 per share for $7,500. The subscription was paid off during the year ended March 31, 2003. In prior periods the amounts remaining on the stock subscription receivable were deducted from the equity section of the financial statements in a line item called common stock subscribed.

NOTE 3 - RELATED PARTY TRANSACTIONS

An officer of the Company is providing a mailing address to the Company without charge. This service has been determined by the Company to have only nominal value. During the years ended March 31, 2003 and 2002 no compensation has been paid or accrued to any officers or directors of the Corporation because amounts are only of a nominal value. Officers and stockholders from time to time have contributed operating capital to the company to pay operating expenses. The total amount contributed through March 31, 2002 is $1,888. During the year ended March 31, 2003, a stockholder loaned cash to the Company for operating expenses. The loan is due upon demand, is unsecured and has an interest rate of 4%.

NOTE 4 GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. As reported in the financial statements, the Company had an accumulated deficit of $16,330 for the year ended March 31, 2003. The Company has not yet established revenues sufficient to cover its operating cost, which creates doubt as to whether it can continues as a going concern.

The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it is able to consummate a merger with an existing operating company or engage in profitable business operations. It the Company is unable to obtain adequate capital it could be forced to cease operations.

F32

VENDALUX CORPORATION

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

NOTE 4 GOING CONCERN - Continued

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management's plans to obtain such resources for the Company include (1) obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses, and (2) seeking out and completing a merger with an existing operating company. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to success fully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 5 INCOME TAXES

Income tax expense consists of the following components:
	2003	2002
Current	0	0
Estimated deferred tax liability (benefits)	(2,427)	(1,486)
Less valuation allowance	2,427	1,486
Net

At March 31, 2003, and 2002, the Company had net federal operating losses (Noels) of $16,180, and $9,907, which can be carried forward to offset operating income. The net operating losses expire between the years 2008 and 2023. A valuation allowance of $2,427, and $1,486 has been established each year for those tax credits, which are not expected to be realized. The change in the NOL benefit for 2003, and 2002 was $941 and $99.

F33

VENDALUX CORPORATION

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

NOTE 5 INCOME TAXES - CONTINUED

The Company is unsure as to whether federal tax returns were filed prior to March 31, 2000. It may have no operating loss carryforwards for the year ended March 31, 1999 and prior years if such losses have not been established for tax purposes by the filing of applicable tax returns. The Company is current with its filings with the State of Delaware. In any event, the Company is not recording any tax benefit from operating losses in these financial statements.

NOTE 6 STOCK OPTION PLAN

The Company has a Stock Option Plan for directors, officers, employees, advisors, and employees of companies that do business with the Company, which provide for non-qualified and qualified stock options. The stock option committee of the Board determines the option price which cannot be less than the fair market value at the date of the grant of 110% of the fair market value if the Optionee holds 10% or more of the Company's common stock. The price per share of stock subject to a non-qualified option shall not be less than 85% of the fair market value at the date of the grant. Options generally expire either three months after termination of employment, or ten years after the date of grant (five years if the Optionee holds 10% or more of the Company's common stock at the time of grant). No options are outstanding under the Plan.

F34

Child, Sullivan & Company

A PROFESSIONAL CORPORATION OF CERTIFIED PUBLIC ACCOUNTANTS

1284 West Flint Meadow Drive, Suite D, Kaysville, UT 84037 Ph: 801-927-1337

Fax: 801-927-1344

Independent Auditors' Report

Vendalux Corporation

Scottsdale, AZ

We have audited the accompanying balance sheet of Vendalux Corporation (the Company) as of March 31, 2004, and the related statements of operations, shareholder's equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based onour audits. The financial statements of the Company as of March 31, 2003 and for the period of May 4, 1992 (date of inception) though March 31, 2003 were audited by another auditor whose report, dated June 26, 2003, expressed a going concern qualified opinion on those statements.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of March 31, 2004, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 5 to the financial statements, the Company is a development stage company with, among other things, no revenues to date, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 5. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Child, Sullivan & Company

/s/

Child, Sullivan & Company

Kaysville, Utah

June 29, 2004

F35

VENDALUX CORPORATION

(A Development Stage Company)

BALANCE SHEETS

ASSETS

	March 31, 2004	March 31, 2003
CURRENT ASSETS:
Cash in bank	0	0
Prepaid expense	30	80
Total Current Assets	30	80
TOTAL ASSETS	30	80
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$5,272	$ 567
Franchise tax payable	161	102
Accrued interest payable-stockholder loan	280	31
Stockholder loan	7,714	4,727
Total Current Liabilities	13,427	5,427
STOCKHOLDERS' EQUITY (DEFICIT):
Preferred stock; $.001 par value;1,000,000 shares authorized; no shares issued and outstanding	0	0
Common stock; $.001 par value, 20,000,000 shares authorized; 3,073,800 shares issued and outstanding	3,074	3,074
Additional paid-in capital	7,909	7,909
Deficit accumulated during	(24,380)	(16,330)
Total Stockholders' Equity (Deficit)	(13,397)	(5,347)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	30	$ 80

The accompanying notes are an integral part of these financial statements

F36

VENDALUX CORPORATION

(A Development Stage Company)

STATEMENTS OF OPERATIONS

	For The year Ended March 31, 2004	For The Year Ended March 31, 2003	From Inception (May 4, 1992)To March 31, 2004
REVENUE:	$0	$ 0	$ 0
EXPENSES:
General and administrative	7,786	6,255	24,003
	7,786	6,255	24,003
INCOME (LOSS) FROM OPERATIONS	(7,786)	(6,255)	(24,003)
OTHER INCOME (EXPENSE)
Interest expense	(264)	(68)	(377)
NET INCOME (LOSS) BEFORE INCOME
TAXES	(8,050)	(6,323)	(24,380)
Provision for income taxes	0	0	0
NET INCOME (LOSS)	(8,050)	$ (6,323)	$ (24,380)
EARNINGS (LOSS) PER SHARE	$(0.00)	$ (0.00)
WEIGHTED NUMBER OF SHARES OUTSTANDING	3,073,800	3,073,800

The accompanying notes are an integral part of these financial statements.

F37

VENDALUX CORPORATION

(A Development Stage Company)

STATEMENT OF STOCKHOLDERS' EQUITY

FROM INCEPTION MAY 4, 1992 to MARCH 31, 2004

Common Stock Shares

Common Stock Amount

Additional Paid-In Capital

Common Stock Subscribed

Deficit Accumulated During the Development Stage

Total Stock-Holders Equity

Balance, March 31, 2001	3,073,800	3,074	7,909	(2,865)	(9,347)	(1,229)
Payment on subscribed common stock	0	0	0	1,408	0	1,408
Net loss for the year ended March 31, 2002	0	0	0	0	(660)	(660)
Balance, March 31, 2002	3,073,800	3,074	7,909	(1,457)	(10,007)	(481)
Cash Received on stock subscriptions	0	0	0	1,457	0	1,457
Net loss for the year ended March 31, 2003	0	0	0	0	(6,323)	(6,323)
Balance, March 31, 2003	3,073,800	3,074	7,909	0	(16,330)	(5,347)
Net loss for the year ended March 31, 2004	0	0	0	0	(8,050)	(8,050)
Balance, March 31, 2003	3,073,800	3,074	7,909	0	(24,380)	(13,397)
The accompanying notes are an integral part of these financial statements.

F38

VENDALUX CORPORATION

STATEMENTS OF CASH FLOWS

For The Year Ended March 31, 2004

For The Year Ended March 31, 2003

From Inception (May 4, 1992)To March 31, 2004

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(8,050)	$ (6,323)	$ (16,330)
Adjustments to reconcile net loss to net cash used by operating activities
Common stock issued for services	0	0	849
Changes in assets and liabilities
(Increased) in prepaid expenses	50	(50)	(80)
Increase (decrease) in accounts payable	4,705	267	567
Increase (decrease) in franchise tax payable	59	(109)	102
Increase in accrued interest payable-stockholder loan	249	31	31
Cash Flows (Used) by Operating Activities	(2,987)	(6,184)	(14,861)
CASH FLOW FROM INVESTING ACTIVITIES:	0	0	0
CASH FLOWS FROM FINANCING ACTIVITIES:
Contributed capital for expenses	0	0	1,888
Stockholders' loans	2,987	4,727	4,727
Issuance of common stock for cash	0	0	746
Payments on common stock subscribed	0	1,457	7,500
Cash Flows Provided by Financing Activities	2,987	6,184	14,861
NET INCREASE (DECREASE) IN CASH	0	0	0
CASH - BEGINNING OF PERIOD	0	0	0
CASH - END OF PERIOD	0	0	0
CASH PAID FOR
Interest	0	0	0
Income taxes	0	0	0
NON-CASH FINANCING ACTIVITIES
Common stock issued for services	0	0	849
The accompanying notes are an integral part of these financial statements. F39

VENDALUX CORPORATION (A Development Stage Company)

Notes to Financial Statements

Note 1 Organization

Vendalux Corporation (the Company) was organized under the laws of the State of Delaware on May 4, 1992 and has elected a fiscal year end of March 31. The Company is considered a development stage company as defined in SFAS No. 7. The Company has at the present time not paid any dividends and any dividends that may be paid in the future will depend upon the financial condition of the Company and other relevant factors. The Company has generated no revenues to date.

Note 2 Summary of Significant Accounting Policies

Basis of Accounting The accompanying financial statements of the Company have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Net Earnings Per Share - The computation of net income (loss) per share of common stock is based on the weighted average number of shares outstanding during the periods presented. There were no potentially dilutive securities outstanding as of March 31, 2004 and 2003.

Income Taxes Due to losses at March 31, 2004 and since inception, no provisions for income taxes has been made. There are no deferred income taxes resulting from income and expense items being reported for financial accounting and tax reporting purposes in different periods. Deferred income tax assets arising from net operating losses have been fully offset by valuation allowances in accordance with SFAS No. 109 "Accounting for Income Taxes" due to the uncertainty of their realization. For the year ended March 31, 2004, the valuation allowance increased approximately $3,200. Cumulative net operating loss carry forwards totaling $24,000 begin to expire in 2007.

Cash and Cash Equivalents - For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. During the year ended March 31, 2004 and since inception on May 4, 1992, the Company did not have non-cash investing activities.

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Note 3 - Common Stock Transactions

The Company at inception issued 400,000 shares of its common stock at $0.00125 per share for $500 cash. The Company issued 24,600 shares of its common stock at $0.01 per share for $246 cash in a private placement on September 30, 1993.

On March 1, 1994 the Company issued 849,200 shares of its common stock for services valued at $849, or $0.001 per share.

Note 3 - Common Stock Transactions

On July 30, 1999 the Company received stock subscriptions for the purchase of 1,800,000 shares of its common stock for total consideration of $7,500 or approximately $0.00417 per share. There were no amounts remaining on the stock subscriptions receivable at March 31, 2004 and 2003.

F40

VENDALUX CORPORATION

(A Development Stage Company)

Notes to Financial Statements (Continued)

At inception, 1,000,000 shares of preferred stock were authorized. There were no preferred shares issued or outstanding at March 31, 2004 and 2003. The Company's Board of Directors will determine rights and preferences regarding preferred stock when and if such shares are issued.

Note 4 Related Party Transactions

During the years ended March 31, 2004 and 2003, an officer and certain stockholders have advanced funds to the Company to pay for operating expenses in the total amount of $2,987 and $4,727, respectively. The funds are due upon demand, are unsecured and carry simple interest at the rate of 4% per annum. At March 31, 2004, the officer and shareholders had advanced a total of $7,714 and the accrued interest owed is $280.

The Company has no employees. As of March 31, 2004 no compensation has been paid or accrued to any officer or director of the Company since inception. Officers and directors have provided minimal services since inception; however no compensation has been paid or accrued due the nominal value of such services. An officer of the Company is providing a mailing address to the Company without charge. This service has been determined by the Company to have only nominal value.

Note 5 Development Stage Company and Going Concern

The Company is in the development stage as defined in Financial Accounting Standards Board Statement No. 7 and has incurred significant cumulative net losses. As reported in the financial statements, the Company has an accumulated deficit of $24,380. At March 31, 2004, the Company's only asset is $30 of prepaid expenses. The Company has current liabilities totaling $13,427.

The Company has borrowed from its stockholders to pay for operating expenses. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it is able to engage in profitable business operations. The Company's inability to obtain additional funding, as required, would severely impair its business operations and there can be no assurance that the Company's operating plan will be successful. If the Company is unable to obtain adequate capital it could be forced to cease operations.

Ultimately, however, the Company will need to achieve profitable operations in order to continue as a going concern. Management cannot provide any assurances that the Company will be successful in accomplishing any of its plans. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

F41